Exhibit 24

POWER OF ATTORNEY

Each director of Pacifica Bancorp Inc. (the “Company”), whose signature appears below, hereby appoints John A. Kennedy, Director, President and Chief Executive Officer, as his/her attorney to sign, in his/her name and on behalf and in any and all capacities stated below, the Company’s consolidated Form 10-K and Annual Report (the “Annual Report”), and likewise to sign any and all amendments and other documents relating thereto, each such person hereby granting to such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacities indicated, on March 05, 2004.

Signature	Title

/s/ Lyle K. Snyder Lyle K. Snyder	Chairman

/s/ John A. Kennedy John A. Kennedy	Director

/s/ Yi-Heng Lee Yi-Heng Lee	Director

/s/ Mark P. Levy Mark P. Levy	Director

/s/ Robert E. Peterson Robert E. Peterson	Director

/s/ George J. Pool George J. Pool	Director

/s/ Fannie Kuei-Fang Tsai Fannie Kuei-Fang Tsai	Director

/s/ Mark W. Weber Mark W. Weber	Director

/s/ Edwin R. Young Edwin R. Young	Director